UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006
Cyberkinetics Neurotechnology Systems, Inc.

(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035

(Address of principal executive offices) (Zip Code)
508-549-9981

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01    Entry into a Material Definitive Agreement
On September 18, 2006, the Board of Directors of Cyberkinetics Neurotechnology Systems, Inc. (the “Board”) authorized the Company to enter into an Employment Agreement with Kurt H. Kruger (the “Agreement”). The Agreement became effective and the Board appointed Mr. Kruger as Chief Financial Officer of the Company on September 18, 2006. A press release announcing Mr. Kruger’s employment was issued by the Company and is attached hereto as Exhibit 99.1.
During the term of Agreement, Mr. Kruger will earn a base salary of no less than $220,000 per annum (or such higher amount as the Compensation Committee of the Board may establish), to be reviewed annually. He is also eligible to receive an annual cash bonus of up to (i) $25,000 for the fiscal year ending December 31, 2006 and (ii) $75,000 per year thereafter, each based on objectives mutually agreed upon by the Board, the Compensation Committee and the President and CEO. The Agreement terminates upon the death or disability of Mr. Kruger; provided, however, that the Company may terminate Mr. Kruger’s employment immediately “for cause” with no further obligations. If the Company terminates Mr. Kruger’s employment “without cause,” he will be entitled to twelve (12) months of severance pay at rate of one hundred percent (100%) of his monthly salary and a bonus equal to the average of the annual cash bonus earned in each of the two (2) fiscal years prior to his termination. On September 18, 2006, Mr. Kruger was also granted (i) a ten-year option (the “Option Award”) to purchase up to 200,000 shares of the Company’s Common Stock; (ii) a ten-year option (the “Performance Award”) to purchase up to 100,000 shares of the Company’s Common Stock; and (iii) 100,000 restricted shares of the Company’s Common Stock. Each of the Option Award and the Performance Award are exercisable at a per share price of $1.58, the closing price per share of the Company’s Common Stock on September 18, 2006. The right to acquire Common Stock under the Option Award vests over four years as follows: (a) 25% on the first anniversary of the date of grant; and (b) an additional 6.25% each three months thereafter. The right to acquire Common Stock under the Performance Award vests on the ninth anniversary of the date of grant, subject to acceleration of vesting upon the Company’s achievement of certain performance milestones. The restricted Common Stock issued to Mr. Kruger vests equally over a period of four years; 25% of the grant on each of the first four anniversaries of the date of grant.
ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
See Item 1.01of this Form 8-K, which is incorporated herein.
ITEM 9.01    Financial Statements and Exhibits.
(c)    Exhibits:
          99.1      Press release of the Company dated on September 19, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.
By:	/s/ Timothy R. Surgenor
	Name:	Timothy R. Surgenor
	Title:	President and Chief Executive Officer

Dated: September 22, 2006

Exhibit Index

Exhibit	Description

99.1	Press release of the Company dated on September 19, 2006.